Amendment to Jackson Variable Series Trust Multiple Class Plan

This Amendment is made by Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), to its Multiple Class Plan (the “Plan”).

Whereas, the Plan was adopted on September 25, 2017, and as amended by the Trust with respect to each of the Trust’s investment portfolios (each a “Fund”) as shown on Schedule A to the Plan, in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

Whereas, the Board of Trustees of the Trust (the “Board”) approved the following fund mergers and fund name changes for certain funds, as outlined below, effective June 24, 2019 (collectively, the “Fund Changes”):

Fund Mergers

1)

JNL/AQR Risk Parity Fund to merge into the JNL/T. Rowe Price Managed Volatility Balanced Fund of JNL Series Trust;

2)

JNL/BlackRock Global Long Short Credit Fund to merge into the JNL/Crescent High Income Fund of JNL Series Trust;

3)

JNL/Epoch Global Shareholder Yield Fund to merge into the JNL/The Boston Company Equity Income Fund of the Trust, which will be the JNL/Mellon Equity Income Fund, pursuant to the fund name change outlined below; and

4)

JNL/PPM America Long Short Credit Fund to merge into the JNL/PPM America High Yield Bond Fund of JNL Series Trust.

Fund Name Changes

1)

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund change to JNL/Neuberger Berman Commodity Strategy Fund;

2)

JNL/PIMCO Investment Grade Corporate Bond Fund change to JNL/PIMCO Investment Grade Credit Bond Fund; and

3)

JNL/The Boston Company Equity Income Fund change to JNL/Mellon Equity Income Fund.

Whereas, pursuant to Board approval of the Fund Changes, as outlined above, the Trust has agreed to amend Schedule A of the Plan, effective June 24, 2019, to update the list of funds to remove the merged funds, and to update the fund names.

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust agrees to amend the Plan as follows:

1)	Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A, dated June 24, 2019, attached hereto.

2)	Except as specifically amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Trust has caused this Amendment to be executed and effective as of June 24, 2019.

Jackson Variable Series Trust

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A

Dated June 24, 2019

Investment Portfolios

Fund	Class
JNL Conservative Allocation Fund	Class A Class I
JNL Moderate Allocation Fund	Class A Class I
JNL Institutional Alt 100 Fund	Class A Class I
JNL iShares Tactical Moderate Fund	Class A Class I
JNL iShares Tactical Moderate Growth Fund	Class A Class I
JNL iShares Tactical Growth Fund	Class A Class I
JNL/American Funds® Global Growth Fund	Class A Class I
JNL/American Funds® Growth Fund	Class A Class I
JNL/DFA U.S. Small Cap Fund	Class A Class I
JNL/DoubleLine® Total Return Fund	Class A Class I
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	Class A Class I
JNL/FAMCO Flex Core Covered Call Fund	Class A Class I
JNL/Lazard International Strategic Equity Fund	Class A Class I
JNL/Mellon Equity Income Fund	Class A Class I
JNL/Neuberger Berman Currency Fund	Class A Class I
JNL/Neuberger Berman Commodity Strategy Fund	Class A Class I
JNL/Nicholas Convertible Arbitrage Fund	Class A Class I
JNL/PIMCO Investment Grade Credit Bond Fund	Class A Class I
JNL/T. Rowe Price Capital Appreciation Fund	Class A Class I
JNL/The London Company Focused U.S. Equity Fund	Class A Class I
JNL/VanEck International Gold Fund	Class A Class I
JNL/WCM Focused International Equity Fund	Class A Class I

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